
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                 Date of Report January 14, 2000
                (Date of earliest event reported)


                   American Kiosk Corporation
     (Exact name of registrant as specified in its charter)



                            Delaware
         (State or other jurisdiction of incorporation)




         0-26075                               59-3452641
(Commission File Number)           (IRS Employer Identification No.)

    4400 PGA Blvd., Suite 500, Palm Beach Gardens, Florida      33410
    (Address of principal executive offices)                  (Zip Code)


   Registrant's telephone number, including area code (561) 627-9002

Item 5.   Other Events.

On January 14, 2000, the stockholders of Zero s Mr. Submarine, Inc., a Virginia Corporation
(the  Company ), approved the sale of all the Company s assets to the Registrant.

Zero s Mr. Submarine, Inc., (trade name Zero s Subs) is a 32-year-old Franchise Company, located in Virginia Beach, VA., with 55 operating submarine sandwich restaurants.  The restaurants are located primarily in Virginia, North and South Carolina.

The assets purchased by the Registrant are: (1) all the franchises, (2) the Company name and the trademarked name, (3) all current and future royalty and franchise sales revenue, and (4)
all the existing personnel, equipment and supplies necessary to operate the franchise company.

In consideration for the above listed assets, the Registrant agreed to issue 1,500,000 shares of restricted common stock to the Company.

The Registrant intends to form a separate subsidiary for assets of the Company and then plans to expand the existing 55-unit chain with minimal, but important changes and improvements.
Two of the Company s executive management team, Gene T. Schmidt and Martin A.
Palacios, will sit on the Registrant s Board of Directors.

Item 7.   Financial Statements and Exhibits

  (a)   Financial Statements.

The Registrant will submit the Financial Statements of the Company and Pro-Forma financial statements by amendment.

  (b)   Exhibits.

  Exhibit 1.        Asset Purchase Agreement, dated December 8, 1999, by and among the
                    Registrant, Zero s Mr. Submarine, Inc., X.S., Inc., Eugene T. Schmidt,
                    Martin Palacios and John Schmidt.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 AMERICAN KIOSK CORPORATION
                                                        (Registrant)



                                                 By:/s/Richard J. Michael
                                                    Richard J. Michael,
                                                    President


Date:  January 28, 2000